EXHIBIT 32.02

Section 1350 Certification

In connection with this annual report of Futures Portfolio Fund Limited Partnership (the “Company”) on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), I, Ahmed S. Hassanein, Chief Operating Officer and Chief Financial Officer of the General Partner of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

1.  This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2008

/s/ Ahmed S. Hassanein
By:
Ahmed S. Hassanein
Chief Operating Officer, Chief Financial Officer and Director of the General Partner
(Principal Financial and Accounting Officer)

 63